EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-205460) of our report dated February 24, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Curis, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 28, 2015